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EXHIBIT 99.1


[ACACIA
RESEARCH
CORPORATION
LOGO]
                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
                                                                   Pam Tomkinson
                                                                 Media Relations
FOR RELEASE                                                   Tel (626) 396-8300
-----------                                                   Fax (626) 535-0344
July 25, 2001


                             ACACIA RESEARCH REPORTS
                            RECORD QUARTERLY REVENUES


         PASADENA, Calif. - (BUSINESS WIRE) - July 25, 2001 - Acacia Research Corporation (Nasdaq:ACRI) today reported results for the quarter ended June 30, 2001.

         Revenues for the second quarter of 2001 were a record $10,091,000 compared to $22,000 in the same period last year. Revenues were comprised of $10,000,000 in licensing payments received by the company's Soundview Technologies subsidiary and $91,000 in grant revenues recognized by the company's CombiMatrix subsidiary.

         Net income, after deduction of minority interests and excluding non-cash charges was $0.2 million, or one cent per share, including $2.9 million of losses by the company's consolidated CombiMatrix subsidiary.

         Including non-cash charges of $5.0 million, primarily consisting of $4.1 million of non-cash stock compensation charges relating to a step-up in value of CombiMatrix in connection with its proposed initial public offering, the loss from continuing operations after deduction of minority interests was $4.8 million or 27 cents per share versus a net loss of $3.5 million, or 24 cents per share in the comparable 2000 period. The company's consolidated CombiMatrix subsidiary accounted for $7.2 million of the 2001 second quarter net loss.

         Total assets increased to $110.5 million as of June 30, 2001 from $69.9 million as of June 30, 2000.

         Cash and short-term investments on a consolidated basis increased to $87.4 million as of June 30, 2001 from $54.7 million as of June 30, 2000.

         Research and development costs, primarily associated with the company's CombiMatrix subsidiary, increased to $4,664,000, including $2,013,000 of non-cash stock compensation charges, before deductions of minority interests, from $896,000 in the comparable 2000 period.

         Marketing, general and administrative expenses increased to $14,679,000 from $2,808,000 in the comparable 2000 period, primarily due to the expansion of the company's CombiMatrix subsidiary, increased litigation expense associated with the company's Soundview Technologies subsidiary and a non-cash stock compensation charge of $5.2 million before deduction of minority interests compared to a $24,000 non-cash stock compensation charge in the comparable 2000 period.

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         Business highlights of the second quarter include:

         - Acacia Research Corporation's majority-owned subsidiary, CombiMatrix Corporation, entered into a 15 year non-exclusive worldwide license, supply, research, and development agreement with Roche Diagnostics.

         - Acacia Research's ownership of Soundview Technologies increased to 100%, following Soundview Technologies' completion of a stock purchase transaction with the former minority shareholders of the company.

         - Licensing payments from Funai Electric, Sanyo, Daewoo, Thomson and JVC totaling $10 million were received and recognized as revenue by Soundview Technologies.

         - $2 million private equity financing completed by our majority-owned subsidiary, Advanced Material Sciences.

         The company will hold a conference call for shareholders, analysts, and reporters on Wednesday, July 25, 2001 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The conference call will include a review of financial results for the second quarter of 2001 and a discussion of business developments. Paul R. Ryan, Chairman and CEO of Acacia Research, and Robert "Chip" Harris, President, will host the call. All interested parties are welcome to participate.

         To listen to the presentation by phone, please dial 800-388-8975 for domestic callers and 973-694-2225 for international callers. A replay of the audio presentation will be available for 30 days at 800-428-6051 for domestic callers and 973-709-2089 for international callers, both of whom will need to enter the code 202301 when prompted.

         To listen to the presentation on the web, go to www.acaciaresearch.com and click on the icon for the company's "press room" to find the link for "2nd Quarter Financial Results." The conference call will also be archived on the company's website.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research develops and operates life science and enabling technology companies. The company's core technology opportunity has been developed through its subsidiary, CombiMatrix Corporation. Acacia Research intends to build and acquire companies in the life science and material science fields that will utilize CombiMatrix's biochip technology. Acacia Research's website is located at www.acaciaresearch.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES, SUCH AS FUTURE ECONOMIC CONDITIONS, CHANGES IN CONSUMER DEMAND, AND LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS. ACACIA RESEARCH URGES INVESTORS TO REVIEW IN DETAIL THE RISKS AND UNCERTAINTIES DISCLOSED IN THE COMPANY'S FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING, BUT NOT LIMITED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q, AND THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 FILED ON FEBRUARY 6, 2001, COPIES OF WHICH CAN BE OBTAINED FROM THE COMPANY OR THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.

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                       ACACIA RESEARCH CORPORATION (ACRI)
                          SUMMARY FINANCIAL INFORMATION
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

                                     06/30/2001        12/31/2000

Total Assets                         $ 110,523         $  98,516
                                     ==========        ==========
Total Liabilities                    $  36,466         $  20,848
                                     ==========        ==========
Minority Interests                   $   9,182         $  17,524
                                     ==========        ==========
Total Stockholders' Equity           $  64,875         $  60,144
                                     ==========        ==========

                                                                      THREE MONTHS ENDED
                                                               -------------------------------
                                                               JUNE 30, 2001     JUNE 30, 2000
                                                               -------------     -------------
Revenues:
   License fee income ....................................     $     10,000    $            -
   Grant revenue .........................................               91                 -
   Advertising revenue ...................................                -                22
                                                               -------------     -------------

     Total revenues ......................................           10,091                22
                                                               -------------     -------------

Operating expenses .......................................           19,981             4,150
                                                               -------------     -------------

     Operating loss ......................................           (9,890)           (4,128)
                                                               -------------     -------------

Other income .............................................              984                21
                                                               -------------     -------------

Loss from continuing operations before income taxes
   and minority interests ................................           (8,906)           (4,107)
Provision for income taxes ...............................             (228)               (2)
                                                               -------------     -------------

Loss from continuing operations before minority interests.           (9,134)           (4,109)
Minority interests .......................................            4,362               659
                                                               -------------     -------------

Loss from continuing operations ..........................           (4,772)           (3,450)
Discontinued operations
     Loss from discontinued operations ...................                -            (2,787)
                                                               -------------     -------------

Net loss .................................................     $     (4,772)     $     (6,237)
                                                               =============     =============


Loss per common share
Basic and diluted
     Loss from continuing operations .....................     $      (0.27)     $      (0.24)
     Loss from discontinued operations ...................                -             (0.19)
                                                               -------------     -------------

Net loss .................................................     $      (0.27)     $      (0.43)
                                                               =============     =============

Weighted average number of common and potential common
  shares outstanding used in computation of loss per share
     Basic and diluted ...................................       17,725,935        14,515,149
                                                               =============     =============